EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Sky Petroleum Inc.’s (the “Company”) Registration Statement on Form S-8 (No. 333-140898) of our report dated March 20, 2006 (except Note 9, as to which the date is May 14, 2007) with respect to the restated consolidated financial statements of the Company for the year ended December 31, 2005, included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Beckstead and Watts, LLP

Henderson, Nevada
May 14, 2007